UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2024

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the stockholders of Ashford Inc. (the “Company”) approved an amendment to the Company’s 2014 Incentive Plan (the “2014 Plan”) at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) in accordance with the voting results set forth below under item 5.07.
The amendment extends the term of the 2014 Plan from November 12, 2024 to March 25, 2034 (the “Plan Amendment”), the tenth anniversary of the adoption of the Plan Amendment by the Company’s board of directors. A summary of the Plan Amendment and the 2014 Plan, as amended, are included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2024. The summary is incorporated by reference herein.
ITEM 5.07    Submission of Matters to a Vote of Security Holders.
(a)    On May 15, 2024, the Company held its Annual Meeting. As of March 14, 2024, the record date for the Annual Meeting, (i) 3,206,307 shares of common stock were issued and outstanding and (ii) 19,120,000 shares of Series D Cumulative Convertible Preferred Stock were issued and outstanding (which shares were convertible, in the aggregate, along with all unpaid accrued and accumulated dividends thereon, into 4,313,662 shares of common stock), which are entitled to vote on any matters submitted to the holders of the Company’s common stock under the Company’s amended and restated articles of incorporation. Thus, in the aggregate, a total of 7,519,969 shares of common stock were entitled to vote, each share being entitled to one vote.
At the Annual Meeting, 2,353,534 shares of common stock and 4,232,126 shares of Series D Cumulative Convertible Preferred Stock on an as-converted basis, or approximately 87.58% of the eligible voting shares, were represented either in person or by proxy.
(b)    At the Annual Meeting, the stockholders voted on the following items:
1.    Proposal One – To elect six nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The following nominees were elected to the Company’s Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

Name	For	Withheld	Broker Non-Votes
Monty J. Bennett	5,472,567	84,048	1,029,045
Dinesh P. Chandiramani	5,471,559	85,056	1,029,045
Darrell T. Hail	5,329,663	226,952	1,029,045
Uno Immanivong	5,315,623	240,992	1,029,045
W. Michael Murphy	5,355,210	201,405	1,029,045
Brian Wheeler	5,298,742	257,873	1,029,045
2.    Proposal Two – To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
5,515,504	38,861	2,250	1,029,045

3.    Proposal Three – To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2024. This proposal was approved by the votes indicated below:

For	Against	Abstain
6,564,794	20,236	630

4.    Proposal Four – To approve Amendment No. 2 to the Ashford Inc. 2014 Incentive Plan. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
5,276,026	277,918	2,671	1,029,045

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2024

ASHFORD INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary